Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of this first day of October 2024 (the “Effective Date”), by and between Cross Current Capital LLC, a Limited Liability Company organized under the laws of Puerto Rico (the “Consultant”), and its principal Alan Masley (the “Advisor”), each located at 1357 Ashford Ave STE 2-170 San Juan, PR 00907, and Kairos Pharma LTD a Delaware corporation (the “Company”) and having its principal place of business at 2355 Westwood Blvd., #139 Los Angeles CA 90064. The Company and Consultant are collectively referred to herein as the “Parties”.

WHEREAS, the Company is a clinical-stage biopharmaceutical company focused on advancing therapeutic outcomes for cancer patients that are designed to overcome key hurdles in immune suppression and drug resistance;

WHEREAS, Consultant is operating as a financial and business consultant;

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company, in order that the Company can receive strategic business and financial advice and guidance from the Consultant;

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a strategic business consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled, from time to time, by the Company. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide financial and business advice to the Company including, but not limited, to (a) help drafting a public company competitive overview, (b) help preparing and/or reviewing a valuation analysis, (c) help in drafting marketing materials and presentations, (d) reviewing the Company’s business requirements and discuss financing and businesses opportunities, (e) investor marketing, (f) investor relations introductions, (g) legal counsel introductions, (h) auditor introductions, (i) investment banking and research introductions, (j) m&a canvassing and ways to grow the business organically, and (k) stand by capital markets advisory services, as needed.

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2. TERM. The Term of this contract is for 24 months, starting on the day the lists on NYSE American (“Start Date”), at which point the contract can be extended for another 12 months with the consent of both parties in writing. All compensation is due on the day of listing.

3. COMPENSATION. For services rendered hereunder, on the Start Date the Company shall pay to the Consultant Two Hundred Thousand Dollars ($200,000) and issue to the Consultant restricted shares of the Company’s common stock (the “Shares”), issuable in the name of the Advisor under the Company’s 2023 Equity Inventive Plan (the “Plan”), in an amount equal to Five Hundred Thousand United States Dollars ($500,000), which Shares shall vest at the end of six months (the “Holding Period”). The exact number of shares to be issued will be based on the closing price of the Company’s common stock five days after the Start Date. Should the Shares be valued at more than $500,000 at the end of the Holding Period, whatever shares held over and above the $500,000 value shall be returned to the Company’s treasury. Should the Shares be valued at less than $500,000 at the end of the Holding Period, the Company will complete a “true up” and issue such additional shares as are needed to bring the shares to the full $500,000 value as of that date. Should any shares be issued as a “true up” (the “True Up Shares”), such True Up Shares will be deemed fully vested as of the date of issuance.

Notwithstanding the foregoing, the Consultant shall in no event receive more than 9.99% of the Company’s issued and outstanding common stock.

4. EXPENSES. The Company agrees to reimburse the Consultant from time to time, for any reasonable expenses that are pre-approved in writing, including via email, incurred by Consultant in connection with its activities under this Agreement.

5. INVESTOR REPRESENTATIONS. The Advisor represent and warrant to the Company that:

(a) The Advisor represents that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(b) The Advisor is acquiring the Shares solely for investment purposes, for the Advisor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof and the Consultant has no present arrangement to sell the Shares to or through any person or entity.

(c) The Advisor acknowledges and understands the Shares are being transferred to him by the Company in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been registered under the Securities Act and, if in the future the Consultant decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable Shares laws of any state or any other jurisdiction. Advisor agrees that if any transfer of his Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Advisor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Advisor agrees he will not resell the Shares.

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(d) The Advisor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

(e) The Advisor is aware that an investment in the Shares is highly speculative and subject to substantial risks because, among other things, the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Advisor is able to bear the economic risk of its investment in the Shares for an indefinite period of time.

(f) The Advisor, in making the decision to acquire the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company. The Advisor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company has had full access to such other information concerning the Company as the Advisor has requested.

6. REGISTRATION RIGHTS. Following the Company’s initial public offering, the Company intends to file a registration statement on Form S-8 pursuant to which it will register shares issuable under the Company’s Plan, including the Shares issuable to Advisor. The Company intends to file such registration statement on Form S-8 within 30 days of completing after entry into this Agreement. This Section 6 shall be valid only for so long as the Shares are not eligible for resale pursuant to Rule 144 of the Securities Act.

7. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company’s employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

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8. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

9. TERMINATION. This Agreement may be terminated by mutual consent of both parties at any time, provided, however, that termination shall not relieve the Company from paying the compensation already accrued.

10. NO THIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

11. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

13. ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

14. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

15. NO-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law, SEC disclosure and filing requirements, or preexisting contractual commitments.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement supersedes and replaces any and all previous agreements between the parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

The Company			The Consultant
Kairos Pharma, LTD.			Cross Current Capital LLC
a Delaware Corporation			a Puerto Rico Limited Liability Company

/s/ John Yu			/s/ Alan Masley
By:	John Yu	By:	Alan Masley
	Chief Executive Officer		Founder

The Advisor

/s/ Alan Masley
Alan Masley

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